Exhibit 10.48

LEASE AGREEMENT

SECTION 1. Parties

This Agreement made by and between LFT Realty Group, a Pennsylvania corporation Owner, having offices situate at 600 Old Elm Street, Conshohocken, PA 19428 (hereinafter referred to as Landlord), of the one part, and Ceco Filters, Inc. (“Tenant”), having offices at 3120 Forrer Street, Cincinnati, Ohio 45209-1016 Federal ID #23-2399315, of the other part.

SECTION 2. Premises

WITNESSETH THAT: Landlord does hereby demise and let unto Tenant 16,000 +/- square feet of that certain building situate at 1029 Conshohocken Road, Plymouth Township (“Building”) as shown at Exhibit A (“demised premises”), in the County of Montgomery, State of Pennsylvania, to be used and occupied as industrial filter assembly, storage, sales, and related office, and any other lawful industrial or office use and uses incidental thereto.

SECTION 3. Term

The term of this Lease shall be three (3) years, beginning May 1, 2003, and ending April 30, 2006, plus the renewal term, if any, described in Section 7. As used herein the words “term”, “term of this Lease”, “Lease term” or words of similar import shall mean the initial three (3) year term and the three (3) year renewal period, if any.

SECTION 4. Base Minimum Rental

The minimum monthly rental shall be payable in lawful money of The United States of America, payable in monthly installments in advance during the said term of the this Lease, or any renewal hereof, on the first day of each month provided, however, that such payment shall not be deemed late or cause any event of default so long as the rent check is postmarked before the third of the month. The first rental payment to be made during the occupancy of the premises shall be adjusted to prorate a partial month of occupancy, if any, at the inception of this Lease Agreement.

It is agreed and understood that the minimum base rent, for the primary term of this lease, shall be payable on the first day of each month and shall be as follows:

	Amount	Start Date	End Date
Initial Term	$7,333.33	05/01/03	04/30/06
Renewal Term, if any	$7,883.33	05/01/06	04/30/09

SECTION 5. Place of Payment

All rent shall be payable without prior notice or demand at the office of the Landlord:

LFT Realty Group, Inc.

600 Old Elm Street

Conshohocken, PA 19428,

or at such other place as Landlord may from time to time designate by notice in writing.

SECTION 6. Agency

Intentionally Omitted.

SECTION 7. Termination of Lease

It is hereby mutually agreed that Tenant may renew this Lease for an additional three (3) year period at the end of said term by giving to the Landlord written notice thereof at least one hundred twenty (120) days prior thereto. If Tenant fails to give such notice, this Lease shall expire without further action by either party. In the event Tenant remains in the Premises beyond the expiration of the initial three (3) year term, or the three (3) year renewal period, if exercised, specified in the immediately preceding sentence, then in such event Tenant shall be deemed a holdover Tenant and shall be liable for holdover rent in the amount of Nine Thousand One Hundred Sixty-Six and 66/100 Dollars ($9,166.66) per month. The holdover tenancy described herein shall be a month-to-month tenancy terminable upon thirty (30) days notice by either party hereto.

SECTION 8. Security Deposit

Tenant does herewith deposit with Landlord the sum of Seven Thousand, Three Hundred and Thirty Three Dollars and Thirty Three cents ($7,333.33) to be held as security for the full and faithful performance by Tenant of Tenant’s obligations under this Lease and for the payment of damages to the demised premises. Said security deposit is to be held by Landlord in an account designated for security deposits and not commingled with any other monies. Except for such sum as shall be lawfully applied by Landlord to satisfy valid claims against Tenant arising from defaults under this Lease or by reason of damages to the demised premises, the Security Deposit shall be returned to Tenant at the expiration of the term of this Lease or any renewal or extension thereof. It is understood that no part of any security deposit is to be considered as the last rental due under the terms of the Lease.

SECTION 9. Inability to Give Possession

If Landlord is unable to give Tenant possession of the Demised Premises, as herein provided, by reason of Tenant’s act or omission, Landlord shall not be liable in damages to Tenant therefor. Notwithstanding, Landlord agrees that it will not undertake any act or omission to prevent Tenant from obtaining possession of the Premises as herein provided.

SECTION 10. Additional Rent

(a)	Damages for Default. Tenant agrees to pay as rent in addition to the minimum rental herein reserved any and all sums which may become due by reason of the failure of Tenant to comply with all of the covenants of this Lease and any and all damages, costs and expenses which the Landlord may suffer or incur by reason of any default of the

Tenant or failure on his/her part to comply with the covenants of this Lease, and each of them, and also any and all damages to the demised premises caused by any act or neglect of the Tenant.

(b)	Taxes. Intentionally Omitted.

(c)	Insurance Premiums. Intentionally Omitted.

(d)	Water Rent. Intentionally Omitted.

(e)	Sewer Rent. Intentionally Omitted.

SECTION 11. Affirmative Covenants of Tenant

Tenant covenants and agrees that he/she will without demand:

(a)	Payment of Rent. Pay the rent and all other charges herein reserved as rent at the times and at the place that the same are payable, except as expressly permitted herein; and if Landlord shall at any time or times accept said rent or rent charges after the same shall have become delinquent, such acceptance shall not excuse delay upon subsequent occasions, or constitute or be construed as a waiver of any of Landlord’s rights except with respect to the payment so accepted. Tenant agrees that any charge or payment herein reserved, included, or agreed to be treated or collected as rent and/or any other charges, expenses, or costs herein agreed to be paid by Tenant may be proceeded for and recovered by Landlord by legal process in the same manner as rent due and in arrears, but that Landlord shall not have any right of termination or dispossession with respect to such changes other than rent.

(b)	Cleaning and Repairs. Tenant covenants and agrees that it will without demand keep the interior of demised premises reasonably clean and free from all ashes, dirt and other refuse matter as typical for a like facility; replace all glass windows, doors, etc., broken; keep all waste and drain pipes located within and exclusively serving the Premises open; repair all damage to plumbing located within and exclusively serving the Premises and to the interior of premises in general; keep the same in good order and repair as they are now, reasonable wear and tear, damage by accidental fire or other casualty not occurring through negligence of Tenant or those employed by or acting for Tenant alone and repairs which are Landlord’s responsibility herewith excepted. The Tenant agrees to surrender the demised premises in the same condition in which Tenant has herein agreed to keep the same during the continuance of this Lease.

(c)	Requirements of Public Authorities. Tenant covenants and agrees that it will without demand comply with any requirements any of the constituted public authorities, and with the terms of any State or Federal statute or local ordinance or regulation (collectively “Laws”) applicable to Tenant or his use of the demised premises, and save Landlord harmless from penalties, fines, costs, or damages resulting from failure so to do except in the event the cost to comply with said ordinance or regulation is prohibitive in Tenants sole opinion, said determination to be made within thirty (30) days of notice of such violation. Notwithstanding the forgoing, in no event shall Tenant be required or responsible to make any alteration, addition or repair to the Premises or Building or any other improvement of the land upon which the Building sits necessary to comply with the Laws unless such alteration, addition or repair is required specifically as a result of Tenant’s use of the demised premises as an industrial filter facility, and would not be required of manufacturing facilities generally. All such alterations, additions or improvements which are not due to Tenant’s use of the demised premises as an industrial filter facility shall be Landlord’s responsibility to make at Landlord’s sole cost and expense as soon as practically possible in the circumstances. In the event Tenant is unable to use the demised premises due to any violation of the Laws which is not Tenant’s obligation to cure hereunder, then in any such event all rent and all other charges due hereunder shall abate. If such condition prevents Tenant from using the demised premises for a period in excess of thirty (30) days, then Tenant may at any time thereafter terminate this Lease by written notice to Landlord, such termination effective as of the date of Tenant’s notice, after which neither Landlord nor Tenant shall have any further obligation or responsibility to the other.

(d)	Fire. Tenant covenants and agrees that he/she will without demand use reasonable precaution, against fire.

(e)	Rules and Regulations. Tenant covenants and agrees that he/she will without demand, comply with rules and regulations of Landlord promulgated as hereinafter provided, so long as such rules and regulations do not increase Tenant’s obligations, diminish Tenant’s rights or materially change the provisions of this Lease and further provided that in the event of any conflict or ambiguity between the terms of any rules and regulations and the terms and conditions of this Lease, the terms and conditions of this Lease shall prevail.

(f)	Surrender of Possession. Tenant covenants and agrees that he/she will without demand peaceably deliver up and surrender possession of the demised premises to the Landlord at the expiration or sooner termination of this Lease, promptly delivering to Landlord at his office all keys for the demised premises.

(g)	Notice of Fire, etc. Tenant covenants and agrees that he/she will give to Landlord prompt, written, notice of any fire, or damage occurring on or to the demised premises.

(h)	Condition of Pavement. Intentionally Omitted.

(i)	Agency on Removal. Tenant agrees that if, with the permission in writing of Landlord, Tenant shall vacate or decide at any time during the term of this Lease, or any renewal thereof, to vacate the herein demised premises prior to the expiration of this Lease, or any renewal hereof, Tenant will not cause or allow any other agent to represent Tenant in any sub-letting or re-letting of the demised premises other than an agent approved by the Landlord and that should Tenant do so, or attempt to do so, the Landlord may remove any signs that may be placed on or about the demised premises by such other agent without any liability to Landlord or to said agent, the Tenant assuming all responsibility for such action.

(j)	Indemnification. Tenant covenants and agrees that it will indemnify and save Landlord harmless from any and all loss occasioned by Tenant’s breach of any of the covenants, terms and conditions of the Lease, or caused by its agents, employees, licensees, invitees or contractors, or their respective agents, employees, licensees, invitees or contractors. Landlord covenants and agrees that it will indemnify, defend and save Tenant harmless from any and all loss occasioned by Landlord’s breach of any of the covenants, terms or conditions of this Lease, or due to any act or omission of Landlord, its agents, employees, licensees, invitees or contractors, or their respective agents, employees, licensees, invitees or contractors.

SECTION 12. Negative Covenants of Tenant

Tenant covenants and agrees that it will do none of the following things without first obtaining the consent, in writing of Landlord, which consent Landlord shall not unreasonably withhold, condition or delay:

(a)	Use of Premises. Occupy the demised premises in any other manner or for any other purpose than as above set forth.

(b)	Assignment and Subletting. Assign, mortgage or pledge this Lease or under-let or sub-lease the demised premises, or any part thereof, or permit any other person, firm or corporation to occupy the demised premises, or any part thereof; nor shall any assignee or sub-Tenant assign, mortgage or pledge this Lease or such sub-lease, without as additional written consent by the Landlord, and without such consent no such assignment, mortgage or pledge shall be valid. If the Tenant becomes insolvent, or makes an assignment for the benefit of creditors, or if a petition in bankruptcy is filed by or against the Tenant or a bill in equity or other proceeding for the appointment of a receiver for the Tenant is filed, or if the real or personal property of the tenant shall be sold or levied upon by any Sheriff, Marshall or Constable, and any such condition is not cured within ninety (90) days after Tenant learns of such condition, the same shall be a violation of this covenant. Notwithstanding the forgoing, Tenant may assign this Lease or sublet the Premises, without the need for Landlord’s consent, to any affiliate of Tenant. For purposes of this paragraph, an affiliate means any entity controlled by, under common control with or under the control of, Tenant. As used herein, the term “control” means the ability to direct the affairs of such entity, whether by control of the Board of Directors, ownership of stock or membership interests or otherwise. In the event of any subletting or assignment, Tenant shall remain primarily liable to Landlord for rent and other charges due hereunder through the expiration or termination of the term of this Lease.

(c)	Signs. Intentionally Omitted.

(d)	Alterations and Improvements. Make any structural alterations, improvements, or additions to the demised premises without the written consent of Landlord, not to be unreasonably withheld, delayed or conditioned. All alterations, improvements, additions, whether installed before or after the execution of this Lease, shall remain the property of Tenant, unless Tenant abandons such alterations at the conclusion of the Lease.

(e)	Machinery. Use or operate any machinery that is not in use as of the date of this Lease if such machinery and is harmful to the building or disturbing to other tenants occupying other parts thereof. Landlord acknowledges and agrees that Tenant’s use of the demised premises as of the date of this Lease is acceptable under this paragraph and does not cause a violation of this paragraph.

(f)	Weights. Place any weights in any portion of the demised premises beyond the safe carrying capacity of the structure. Landlord acknowledges and agrees that Tenant’s use of the demised premises as of the date of this Lease is acceptable under this paragraph and does not cause a violation of this paragraph.

(g)	Fire Insurance. Do or suffer to be done, any act, matter or thing objectionable to the fire insurance companies whereby the fire insurance or any other insurance now in force or hereafter to be placed on the demised premises, or any part thereof, or on the building of which the demised premises may be a part, shall become void or suspended, or whereby the same shall be rated as a more hazardous risk than at the date of execution of this lease, or employ any person or persons objectionable to the fire insurance companies or carry or have any benzene or explosive matter of any kind in and about the demised premises. In case of a breach of this covenant (in addition to all other remedies given to Landlord in case of the breach of any of the conditions or covenants of this Lease) Tenant agrees to pay Landlord as additional rent any and all increase or increases of premiums on insurance carried by Landlord on the demised premises, or any part thereof, or on the building of which the demised premises may be a part, caused in any way by the occupancy of Tenant. Landlord acknowledges and agrees that Tenant’s use of the demised premises as of the date of this Lease is acceptable under this paragraph and does not cause a violation of this paragraph.

(h)	Removal of Goods. Intentionally Omitted.

(i)	Vacate Premises. Intentionally Omitted.

SECTION 13. Landlord’s Rights.

Tenant covenants and agrees that Landlord shall have the right to do the following things and matters in and about the demised premises:

(a)	Inspection of Premises. At all reasonable times during normal business hours and upon at least twenty-four (24) hours notice by himself or his duly authorized agents to go upon and inspect the demised premises and every part thereof.

(b)	Rules and Regulations. At any time or times and from time to time make such reasonable rules and regulations as may be necessary or desirable for the safety, care, and cleanliness of the demised premises and/or of the building of which the demised premises is a part and of real and personal property contains therein and for the preservation of good order. Such rules and regulations shall, when communicated in writing to Tenant, form a part of this Lease, subject to the limitations of Section 11(e).

(c)	Sale or Rent Signs. To display a “For Sale” sign at any time with 24 hours notice, and also, after notice from either party of intention to terminate this Lease, or at anytime within three (3) months prior to the expiration of this Lease, a “for Rent” sign, or both “For Rent” and “For Sale” signs; and all of said signs shall be placed upon such part of the premises as Landlord may elect and may contain such matter as Landlord shall require. Persons authorized by Landlord may inspect the premises at reasonable hours during the said periods.

(d)	Discontinue facilities and Service. Intentionally Omitted.

(e)	Relocation. Landlord may relocate Tenant to reasonably comparable space within two (2) miles of the premises with thirty- (30) days written notice to Tenant. Landlord shall pay all costs associated with moving Tenant including without limitation reprinting business cards, letterhead, re-wiring computers and equipment. Landlord may exercise the rights herein only with Tenants approval, which shall not be unreasonably with held or delayed.

SECTION 14. Responsibility of Tenant

(a)	Tenant agrees to relieve and hereby relieves the Landlord from all liability by reason of any injury or damage any person or property in the demised premises, whether belonging to the Tenant or any other person caused by any fire, breakage, or leakage in any part or portion of the building of which the demised premises is a part or water, rain or snow that may leak into, issue or flow from any part of the said premises, or of the building of which the demised premises is a part, from the drains, pipes, or plumbing work of the same, or from any place or quarter, unless such breakage, leakage, injury or damage be caused by or result from the negligence or reckless or willful conduct of Landlord or its servants or agents.

(b)	Tenant also agrees to relieve and hereby relieves Landlord from all liability by reason of any damage or injury to any property or to Tenant or Tenant’s guests, servants or employees which may arise from or be due to the use, misuse or abuse of all or any of the elevators, hatches, openings, stairways, hallways of any kind whatsoever which may exist or hereafter be erected or constructed on the said premises or the sidewalks surrounding the building of which may arise from defective construction, failure of water supply, light, power, electric wiring, plumbing or machinery, wind, lighting, storm or any other cause whatsoever on the said premises or the building of which the demised premises is a part, unless such damage, injury, use, misuse, or abuse be caused by or result from the negligence or recklessness or willful conduct of Landlord, its servants or agents.

SECTION 15. Responsibilities of Landlord

(a)	Total Destruction of Premises. In the event the demised premises are totally destroyed or so damaged by fire or other casualty that, in the opinion of a licensed architect retained by Landlord, the same cannot be repaired and restored within forty-five (45) days from the happening of such injury, or the demised premises are not, in fact, resolved within forty-five (45) days, this lease shall absolutely cease and terminate, and the rent shall abate from the date of casualty for the balance of the term.

(b)	Partial Destruction of Premises. If the damage be only partial and such that the premises can be restored, in the opinion of a licensed architect retained by Landlord, to their former condition within forty-five (45) days from the date of the casualty loss Landlord shall restore the same within forty-five (45) days, reserving the right to enter upon the demised premises for that purpose. Landlord also reserves the right to enter upon the demised premises whenever necessary to repair damage caused by fire or other casualty to the building of which the demised premises is a part, even though the effect of such entry be to render the demised premises or a part thereof untenantable. In either event the rent shall be apportioned and suspended during the time the demised premises are rendered untenantable and the duration of Landlord’s possession.

(c)	Repairs by Landlord. Landlord shall give notice to Tenant within ten (10) days from the day Landlord received notice that the demised premises had been destroyed or damaged by fire or other casualty as to whether the demised premises can be restored as provided above.

(d)	Damage for Interruption of Use. Except to the extent herein before provided, Landlord shall not be liable for any damages, compensation, or claim by reason of the necessity of repairing any portion of the building, the interruption in the use of the premises, any inconvenience or annoyance arising as a result such repairs, or interruption, or the termination of this lease by reason of damage to or destruction of the premises.

(e)	Representation of Condition of Premises. Tenant has inspected the demised premises and Landlord has let the demised premises in their present “AS IS” condition and without any representations, other than those specifically endorsed hereon by Landlord, through its officers, employees, servants and/or agents. It is understood and agreed that the Landlord is under no duty to make repairs, alterations, or improvements at the inception of this lease or at any time thereafter unless such duty of Landlord shall be set forth in writing endorsed hereon.

(f)	Zoning. It is understood and agreed that the Landlord hereof does not warrant or undertake that the Tenant shall be able to obtain a permit under any Zoning Ordinance or Regulation for such use as Tenant intends to make of the said premises, and nothing in this lease contained shall obligate the Landlord to assist Tenant in obtaining said permit; the Tenant further agrees that in the event a permit cannot be obtained by Tenant under any Zoning Ordinance or Regulation, this lease shall not terminate without Landlord’s consent, and the Tenant shall use the premises only in a manner permitted under such Zoning Ordinance or Regulation.

SECTION 16. Miscellaneous Agreements and Conditions

No contract entered into or that may be subsequently entered into by Landlord with Tenant, relative to any alterations, additions, improvements or repairs, nor the failure of Landlord to make such alterations, additions, improvements or repairs as required by any such contract, nor the making by Landlord or his agents or contractors of such alterations, additions, improvements or repairs shall in any way affect the payment of the rent or said other charges at the time specified in this Lease, except to the extent and in the manner herein before provided.

(a)	Effect of Repairs on Rental. It is hereby covenanted and agreed, any law, usage or custom to the contrary notwithstanding, that Landlord shall have the right to all times to enforce the covenants and provisions of this Lease in strict accordance with the terms hereof, notwithstanding any conduct or custom on the part of the Landlord in refraining from so doing at any time or times, and, further, that failure of Landlord at any time or times to enforce his rights under said covenants and provisions strictly in accordance with the same shall not be construed as having created a custom in any way or manner contrary to the specific terms, provisions and covenants of this Lease or as having in any way or manner modified the same. Notwithstanding any provision herein to the contrary, so long as Tenant pays rent due hereunder and complies with the terms of this Lease, Tenant shall quietly enjoy exclusive use of the demised premises free from hindrance, interference or molestation from anyone.

(b)	Waiver of Custom. Intentionally Omitted.

(c)	Failure of Tenant to Repair. In the event of the failure of Tenant promptly to perform the covenants of SECTION 13 (b) hereof, Landlord may go upon the demised premised and perform such covenants, the cost thereof, at the sole option of Landlord, to be charged to the Tenant as additional and delinquent rent.

(d)	Waiver of Subrogation. Intentionally Omitted.

SECTION 17. Remedies of Landlord. If the Tenant

(a)	Does not pay in full within ten (10) days after written notice from Tenant to Landlord that such payment is due (subject to the three (3) day grace period described in Section 4 of this Lease) and further provided that Landlord shall only be obligated to provide such notice on one occasion in any twelve (12) month period, any and all installments of rent and/or any other charge or payment herein reserved, included, or agreed to be treated or collected as rent and/or any other charge, expense, or cost herein agreed to be paid by the Tenant, or

(b)	Violates or fails to perform or otherwise breaks any covenant or agreement herein contained and such violation or failures continues for thirty (30) days after Landlord’s written notice to Tenant of such violation or failure, or such longer time as may be reasonable under the circumstances so long as Tenant commences such cure within such thirty (30) days period and thereafter diligently pursues such cure; or

(c)	Intentionally Omitted;

(d)	Becomes embarrassed or insolvent or makes an assignment for the benefit of creditors, or if a petition in bankruptcy is filed by or against Tenant or a complaint in equity, or other proceedings for the appointment of a receiver for Tenant is filed, or if proceedings for reorganization or for composition with creditors under any State or Federal law be instituted by or against Tenant, or if the real or personal property of Tenant shall be levied upon, or be sold, and such condition is not cured within ninety (90) days.

Thereupon;

(1)	The whole balance of rent and other charges, payments, costs, and expenses herein agreed to be paid by Tenant, or any part thereof, shall be taken to be due and payable and in arrears as if by terms and provisions of this lease said balance of rent and other charges, payment, taxes, costs and expenses were on that date, payable in advance. Further, if this lease or any part thereof is assigned, or if the premises, or any part thereof is sub-let, Tenant hereby irrevocably constitutes and appoints Landlord as Tenant’s agent to collect the rents due from such assignee or sub-Tenant and apply the same to the rent due hereunder without in any way affecting Tenant’s obligation to pay any unpaid balance of rent due hereunder; or

(2)	At the option of Landlord, this lease and the terms hereby created shall determine and become absolutely void without any right on the part of the Tenant to reinstate this lease by payment of any sum due or by other performance of any condition, term, or covenant broken, whereupon, Landlord shall be entitled to recover damages for such breach in an amount equal to the amount of rent reserved for the balance of the term of this lease, less the fair rental value of the said demised premises for the remainder of the Lease term,

In all instances of Tenant default, Landlord agrees to use reasonable efforts to mitigate its damages.

SECTION 18. Further Remedies of Landlord

In the event of any default as above set forth in SECTION 17, Landlord, or anyone acting on Landlord’s behalf, at Landlord’s option:

(a)	May let said premises or any part or parts thereof to such person or persons as may, in Landlord’s discretion, be best; and Tenant shall be liable for any loss of rent for the balance of the then current term.

(b)	Intentionally Omitted;

(c)	May have and exercise any and all other rights and/or remedies granted or allowed landlords by an existing or future Statute, Act of Assembly, or other law of this state in cases where a landlord seeks to enforce rights arising under a lease agreement against a tenant who has defaulted or otherwise breached the terms of such lease agreement; subject to, however, to all of the rights granted or created by any such Statute, Act of Assembly, or other law of this state existing for the protection and benefit of tenants; and

(d)	Intentionally Omitted.

SECTION 19. Landlord Default

In the event that Landlord breaches any covenant, condition or provision of this Lease, or fails to perform any obligation of Landlord required under this Lease, or becomes insolvent, files or has filed against it any action in bankruptcy, as a receiver appointed for its assets or otherwise becomes embarrassed or assigns its assets to creditors, and any such breach, failure or condition is not cured within thirty (30) days after written notice thereof from Tenant to Landlord (except in the case of emergency in which event no notice shall be necessary), or such longer period as may be reasonable under the circumstances so long as Landlord commences such cure within such thirty (30) day period and is thereafter diligently pursuing such cure, but in no event more than ninety (90) days, then in any such event Landlord shall be deemed in default of this Lease. Upon Landlord’s default, Tenant may either (i) terminate this Lease upon the condition described hereinafter or (ii) cure such breach, failure or condition, for the account of Landlord, and thereafter Landlord shall reimburse Tenant the cost of such cure within ten (10) days after presentment of an invoice therefor. If Landlord fails to reimburse Tenant as provided herein, then in such event Tenant may offset rent and other charges due hereunder to Landlord until Tenant is reimbursed for its expenditure in full. In the event of an emergency, such as by way of example, a hole in the roof which interferes with Tenant’s business operations, Tenant may immediately cure such condition and thereafter seek reimbursement from Landlord and, failing reimbursement from Landlord, thereafter offset the cost of such cure against rent and other charges due hereunder. Not withstanding the foregoing, Tenant may only terminate this Lease in the event that the cost of curing Landlord’s default exceeds the rent due (excluding additional rent) over the remainder of the then current term.

SECTION 20. Confession of Judgment for Possession of Real Property

Tenant covenants and agrees that if this lease shall be terminated (either because of condition broken during the term of this lease, or any renewal or extension thereof and/or when the term hereby created or any extension thereof shall have expired) then, and in that event, Landlord may cause a judgment in ejectment to be entered against Tenant for possession of the demised premises, and for that purpose Tenant hereby authorizes and empowers any Prothonotary, Clerk of Court or Attorney of any Court of Record to appear for Tenant and to confess judgment against tenant in Ejectment for possession of the herein demised premises, and agrees that Landlord may commence an action pursuant to Pennsylvania Rules Of Procedure No. 2970 et seq. For the entry of an order in Ejectment for the possession of real property and Tenant further agrees that a Writ of Possession pursuant thereto may issue forthwith, for which authorization to confess judgment and for the issuance of a writ or writs of possession pursuant thereto, this lease, or a true and correct copy there of, shall be sufficient warrant. Tenant further covenants and agrees, that if for any reason whatsoever, after said action shall have commenced the action shall be terminated and the possession of the premises, demised hereunder shall remain in or be restored to Tenant, Landlord shall have the right upon any subsequent default or defaults, or upon the termination of this lease as above set forth to commence successive actions for possession of real property and to cause the entry of successive judgments by confession in Ejectment for possession of the premises demised hereunder. Notwithstanding the forgoing, before exercising any rights under this Section 20, or Sections 21, 22 or 23, Landlord shall give Tenant fifteen (15) days notice of its intention to seek the remedies set forth therein and, at the expiration of such fifteen (15) day period, Tenant shall have an additional five (5) days to cure any default upon which Landlord bases its determination to pursue the remedies contained in this Section 20, or Sections 21, 22 or 23 of this Lease.

SECTION 21. Affidavit of Default

In any procedure or action to enter Judgment by Confession in Ejectment for possession of real property pursuant to Section 20 hereof, if Landlord shall first cause to be filed in such action an affidavit or averment of the facts constituting the default or occurrence of the condition precedent, or event, the happening of which default, occurrence, or event authorizes and empowers Landlord to cause the entry of judgment by confession, such affidavit or averment shall be conclusive evidence of such facts, defaults, occurrences, conditions precedent, or events; and if a true copy of this lease (and of the truth of which such affidavit or averment shall be sufficient evidence) be filed in such procedure or action, it shall not be necessary to file the original as a Warrant of Attorney, or any rule of court, custom, or practice to the contrary notwithstanding.

SECTION 22. Waivers by Tenant of Errors, Right of Appeal, Stay, Exemption, Inquisition

Tenant hereby releases to Landlord and to any and all attorneys who may appear for Tenant all errors in any procedure or action to enter Judgment by Confession by virtue of the warrants of attorney contained in this Lease, and all liability therefore, Tenant further authorized the Prothonotary or any Clerk of any Court of Record to issue a Writ or Execution or other process, and further agrees that real estate may be sold on a Writ of Execution or other process. If proceedings shall be commenced to recover possession of the demised premises either at the end of the term or sooner termination of this lease, or for non-payment of rent or for any reason, Tenant specifically waives the right to the three (3) months notice to quit and/or the fifteen (15) or thirty (30) days’ notice to quit required by the Act of April 6, 1951. P.I., 69, as amended, and agrees that the notice and opportunity to cure provided in Section 20 of this Lease shall be sufficient.

SECTION 23. Right of Assignee of Landlord

The right to enter judgment against Tenant by confession and to enforce all of the other provisions of this lease herein provided for may at the option of any assignee of this lease, be exercised by any assignee of the Landlord’s right, title and interest in this lease in his, her, or their own name, any statute, rule of court, custom, or practice to the contrary notwithstanding.

SECTION 24. Remedies Cumulative

All of the remedies herein before given to Landlord and all rights and remedies given to it by law and equity shall be cumulative and concurrent. No determination of this lease or the taking or recovering possession shall deprive Landlord of any of its remedies or actions against the Tenant for rent due at any time or which, under the terms hereof would in the future become due as if there had been no determination, nor shall the bringing of any action for rent or breach of covenant, or the resort to any other remedy herein provided for the recovery of rent be construed as a waiver of the right to obtain possession of the premises.

SECTION 25. Condemnation

In the event that the premises demised herein, or any part thereof, is taken or condemned for a public or quasi-public use, this lease shall as to the part so taken, terminate as of the date title shall vest in the condemnor, and rent shall abate in proportion to the square feet of leased space taken or condemned or shall cease if the entire premises be so taken provided that Tenant may terminate this Lease by written notice to Landlord should such a portion of the demised premises be taken so as to render the demised premises unsuitable for Tenant’s use. In either event the Tenant waives all claims against the Landlord by reason of the complete or partial taking of the demised premises, but reserves the right to pursue its own award from the condemning authority.

SECTION 26. Subordination

This Agreement of Lease and all its terms, covenants and provisions are and each of them is subject and subordinate to any lease or other arrangement or right to possession, under which the Landlord is in control of the demised premises, to the rights of the owners or owners of the demised premises and of the land or buildings of which the demised premises are a part, to all rights of the Landlord’s landlord and to any and all mortgages and other encumbrances now or hereafter placed upon the demised premises or upon the land and/or the buildings containing the same; Tenant’s agreement to subordinate contained in this Section 26 is expressly conditioned upon Landlord’s agreement to obtain from any existing lender or superior title holder an agreement specifically recognizing this Lease, Tenant’s rights under this Lease, and providing that so long as Tenant pays rent due hereunder and otherwise complies with the terms and conditions of this Lease, then Tenant’s possession of the demised premises shall not be disturbed, and in the event of any foreclosure or other action to dispossess Landlord, Tenant shall not be named as a party defendant in any such action (“Non-Disturbance Agreement”). In addition, Landlord agrees to obtain a Non-Disturbance Agreement from any future lender or future superior title holder or Tenant’s subordination granted herein shall be of no force or effect. Tenant agrees to attorn to any foreclosing lender or future title holder should Landlord be dispossessed of the demised premises.

SECTION 27. Notice

All notices, must be given by certified mail, return receipt requested.

SECTION 28. Lease Contains all Agreements

It is expressly understood and agreed by and between the parties hereto that this lease and the riders attached hereto and forming a part hereof set forth all the promises, agreements, conditions, and understandings between Landlord and his Agent and Tenant relative to the demised premises, and that there are no promises, agreements, conditions, or understandings, either oral or written, between them other than herein set forth. It is further understood and agreed that, except as herein otherwise provided, no subsequent alteration, amendment, change or addition to this lease shall be binding upon Landlord or Tenant unless reduced to writing and signed by them.

SECTION 29. Heirs and Assignees

All rights and liabilities herein given to, or imposed upon, the respective parties hereto shall extend to and bind the several and respective heirs, executors, administrators, successors, and assigns of said parties; and if there shall be more than one Tenant, they shall all be bound jointly and severally by the terms, covenants, and arrangements herein, and the word “Tenant” shall be deemed and taken to mean each and every person or party mentioned as a Tenant herein, be the same one or more; and if there shall be more than one Tenant, any notice required or permitted by the terms of this lease may be given by or to any one thereof, and shall have the same force and effect as if given by or to all thereof. The words “his” and “him” wherever stated herein, shall be deemed to refer to the Landlord or Tenant whether such Landlord or Tenant is singular or plural and irrespective of gender. No rights, however, shall inure to the benefit of any assignee of Tenant unless Landlord has approved the assignment to such assignee in writing as aforesaid.

SECTION 30. Headings no part of lease

Any headings preceding the text of the several paragraphs and sub-paragraphs hereof are inserted solely for convenience of reference and shall not constitute a part of this lease nor shall they affect its meaning, construction or effect.

SECTION 31. Option to Renew. Deleted

SECTION 32. Agency

Landlord shall indemnify, defend and hold Tenant harmless from any claim for a commission or fee from any person or entity.

SECTION 33. Late Charge

Tenant agrees to pay to Landlord a late charge of five (5%) percent of the gross monthly rental for rents not received by Landlord within ten (10) days of due date. A charge of $50.00 is applicable for any checks returned from the bank, for whatever reason.

Further, no payment by Tenant or receipt by Landlord, or Landlord’s Agent, of a lesser amount than any installation or payment of rent or additional rent due shall be deemed to be other than on account of the amount due. If either party owes money to the other due to a default under this Lease, then such sum shall accrue interest at the rate of 10% per annum from the date such sum is due until the date such sum is paid.

SECTION 34. Liability Insurance

During the term of this lease and any extensions thereof, Tenant shall keep in full force and effect a policy of Commercial General Liability insurance in which the limits of Bodily Injury shall not be less than $2,000,000.00 per occurrence, and on which the Property Damage limit shall not be less than $2,000,000.00 per occurrence. A copy of the policy or a Certificate of Insurance shall be delivered to the Landlord’s Agent. The insurance carrier shall be a responsible insurance carrier authorized to do business in the State of Pennsylvania and such policy may be by blanket coverage. Said policy shall name Landlord and Tenant, as insured, and shall contain a clause that the insurer will not cancel or change the insurance without first giving the Landlord thirty (30) days prior written notice.

SECTION 35. Utilities and Maintenance

Until such time as Landlord leases additional space in the Building of which the demised premises are a part, Tenant shall pay for all utility services consumed at the demised premises. Upon such date as Landlord leases space to another tenant for any other portion of the Building of which the demised premises are a part, Landlord shall cause, at its sole cost and expense, that all utility service to the demised premises be separately metered by a new meter from the appropriate utility or by tab meter. Thereafter, Tenant shall only pay for utilities used by the Tenant at the demised premises. In the event any utility service is interrupted due to the act or omission of Landlord, and such interruption shall continue for a period of three (3) days, then on the fourth day and thereafter until such interruption is cured, all rent and other charges due hereunder shall completely abate. If such interruption continues for a period of thirty (30) days, then Tenant shall have the option of terminating this Lease by written notice to Landlord, such termination effective as of the date of Tenant’s notice, after which neither Landlord nor Tenant shall have any further obligation or responsibility to the other.

Tenant further covenants and agrees throughout the term of this Lease Agreement, any extensions or renewals thereof, that it will be responsible to maintain the demised premises in good repair, order and condition, at its sole cost and expense, excluding any maintenance as may be required to the structural members, exterior walls, or roof of the demised premises, but including all floors, interior walls, ceilings, doors of all types, locks, closures, and hinges, all lighting (including the replacement of light bulbs), all glass including windows, all electrical, heat, ventilating, and air conditioning systems located within and exclusively serving the demised premises, as well as all utilities and plumbing systems located within and exclusively servicing the demised premises, making all repairs and / or replacements thereto as may be required or necessary, with materials of like quality.

In addition, Tenant herein shall be responsible to have the heating system serviced a minimum of once a year, along with having the air conditioning systems / units serviced at least four (4) times per year. Said servicing shall be at the sole cost and expense of Tenant, shall be performed by a reputable heating and / or air conditioning contractor, and copies of said contract shall be submitted to Landlord by Tenant annually. Should the Tenant fail to service said systems, then this work may be done by the Landlord, and immediate payment as well as a service charge of ten (10%) percent shall be due from the Tenant for such work and / or repairs.

Further, the Tenant shall be responsible for the cleanliness of the demised premises and shall be responsible, at Tenant’s sole cost and expense, for the separation, recycling, and removal of Tenant’s waste materials to conform with any and all governmental rules and regulations thereto.

SECTION 36. Licenses and Permits

Tenant, at Tenant’s expense and subject to the limitations set forth in Section 11(c) of this Lease, shall obtain whatever permits and/or licenses which may be required by Tenant to operate from the premises, any permits and/or licenses which may be required for the installation of signs, and compliance with the Americans of Disabilities Act relating to Tenant’s use and occupancy of the demised premises. Subject to the limitations of Section 11(c) of this Lease, Tenant’s responsibility and compliance with this paragraph shall also include any present and future governmental or quasi-governmental directives (including without limitation those requirements of the Occupational Safety and Health Administration) that relate to the use and occupancy of the premises including but not limited to the indoor air quality of the demised premises and the maintenance of any heating, ventilating, and air conditioning equipment or system for which the Tenant is responsible pursuant to this Lease.

SECTION 37. Signs

In compliance with Paragraph 13(c) of this Lease Agreement, and any other applicable provisions contained herein, it is understood and agreed that the Tenant will not install any signs other than what is set forth herein without first receiving written permission from the Landlord, and will be solely responsible for any cost and effort as may be required for the installation or signs on the building or within the demised premises. This responsibility includes the purchase, installation, maintenance, upkeep and removal, if requested by Landlord (and repair after removal of any damage caused by signs), of any such sign(s). Further, Tenant is responsible to obtain and pay for any governmental licenses and / or permits, as may be required for any such sign(s). All signs of the Tenant shall be maintained by the Tenant, and kept in proper order including lighting, repairs, and / or repainting. Landlord makes no representation as to whether or not signage, or the type or size of signage is permitted by governmental authorities at the demised premises or the building. Upon termination of this Lease and/or Tenant’s vacating of the premises, Tenant shall, at the option of the Landlord, remove all interior and exterior signage and other advertising material, making all repairs as reasonably necessary as a result of said removal. Notwithstanding the forgoing, Landlord hereby approves of all of Tenant’s existing signage and agrees that all of Tenant’s existing signage may be removed by, or left by, Tenant at the expiration or earlier termination of this Lease at Tenant’s option. Notwithstanding the forgoing, Tenant acknowledges and understands that the total square footage of its signage may be reduced in the event that Landlord obtains another Tenant for space in the Building. In such event, Tenant acknowledges that its signage will be proportionately reduced to a fraction of existing signage, such fraction equaling the square footage of the demised premises divided by the entire square footage of the Building.

Tenant herein is given permission to install an identification sign of size and at a location to be approved by Landlord. Tenant shall present to the Landlord plans and specifications for such signage, for Landlord’s approval, prior to said installation.

SECTION 38. Landlord’s Liability

Landlord’s responsibility under this Lease shall be limited to its interest in the demised premises and in the building of which the demised premises forms a part, and the income derived therefrom including financing proceeds, and no members of Landlord’s partnership shall be personally liable hereunder. Tenant agrees to look solely to Landlord’s interest in the demised premises and in the building and the income derived therefrom including financing proceeds, for the collection of any judgment, and, in entering any such judgment, the person entering same shall request the Prothonotary to mark the judgment index accordingly. If the demised premises or the building is transferred or conveyed, Landlord shall be relieved of all covenants and obligations under this lease thereafter, provided that notice of said transfer or conveyance is given to Tenant by Landlord and any transferee agrees in writing, for the benefit of Tenant, to assume all of Landlord’s obligations hereunder.

SECTION 39. Non-Foreign Entity Attestation

Tenant hereby certifies that Tenant is not a non-resident alien, or foreign corporation, a foreign partnership, a foreign trust, or a foreign estate (as these terms are defined in the Internal Revenue Code and Income Tax Regulations); that Tenant’s Social Security number or Federal Income Tax number and Tenant’s home or office address are as shown in Part I of this Lease Agreement. Tenant acknowledges that this certification may be disclosed to the Internal Revenue Service pursuant to federal law.

SECTION 40. Captions

The captions of the paragraphs in this Lease Agreement are inserted and included solely for convenience and shall never be considered or given any effect in construing the provisions hereof if any questions of intent should arise.

SECTION 41. Notices

Notwithstanding any other provision in this Lease contained herein to the contrary, any notices required to be given to either party under the terms of this Lease shall be in writing and shall be sent by Overnight, Registered, or Certified Mail as follows:

to the Tenant:	Ceco Filters, Inc.
3120 Forrer Street
Cincinnati, Ohio 45209-1016
Attn: Marshall J. Morris

or such other address as Tenant shall designate in writing,

to the Landlord:	LFT Realty Group, Inc.
ATTN: Stephen A. Tornetta
600 Old Elm Street
Conshohocken, PA 19428

or such other address as the Landlord shall designate in writing.

Notwithstanding any provision in this Lease to the contrary, Tenant shall not be deemed to be in default for failure to pay rent or other charges unless such failure to pay continues for ten (10) days after written notice thereof from Landlord.

SECTION 42. Fire Insurance.

Lessor agrees to carry policies insuring the Premises and Building against fire and such other perils, including liability coverage, as are normally covered by Lessor in an amount of at least ninety (90%) percent of the replacement value of such improvements or with such higher limits so that Landlord is not deemed a co-insurer, together with insurance against such other risks (including loss of rent) and in such amounts as Lessor deems appropriate. Lessee agrees to pay to Lessor their proportionate share of said insurance upon the premises of which the demised premises is a part, based upon the percentage by which Landlord’s square footage bears to the entire square footage of the Building during the term of this Lease, renewals or extensions thereof. The Lessee, as stated above, shall pay such cost of said insurance, to Lessor as additional rent, in addition to the minimum rental hereon reserved, within thirty (30) days of proof of payment of such insurance. Such insurance shall not include Lessee’s furniture, fixtures, equipment or improvements. The amount due hereunder on account of said insurance shall be apportioned for that part of the first and last calendar years covered by the term hereof.

SECTION 43. Structural Repairs.

During the term of this Lease Agreement, and any extensions or renewals thereof, Landlord is responsible for any structural repairs to roof and exterior walls of the demised premises. Landlord’s obligation to pay for such repairs, or replacements if necessary, shall not extend to any damage caused by the Tenant, it’s agents, employees and/or invitees. In this event, the cost of any such repairs or replacements, if necessary, shall be borne exclusively by Tenant. Tenant moreover has no rights whatsoever to said roof area and shall not, in any way, cause to have any appurtenances attached thereto except as may be existing as of the date of this Lease.

SECTION 44. Estoppels Certificate.

Either party shall, at any time and from time to time, within twenty (20) days following the written request from the other, execute, acknowledge, and deliver to the requesting party a written statement certifying that this lease is in full force and effect and unmodified (or, if modified, stating that nature or such modification), certifying the date to which the rent reserved hereunder has been paid, and certifying that there are not, to the certifying party’s knowledge, any uncured defaults or unpaid charges on the part of the other party, or specifying such defaults or unpaid charges if any are claimed, and certifying such other information as the requesting party shall reasonable request. Any prospective purchaser or mortgagee on all or any part of the building or land on which the building is situated may rely upon any such statement by any lending institution or. The failure to deliver such statement within said twenty (20) day period shall be conclusive that this lease is in full force and effect and unmodified, and that there are no uncured defaults in requesting party’s performance hereunder.

SECTION 45. Net Charges

It is agreed and understood that Tenant shall be responsible for the payment of Tenant’s proportionate share of real estate taxes and fire insurance premiums. It being understood that such insurance shall not include Tenant’s furniture fixtures, equipment, or inventory, or Tenant’s improvements to the demised premises.

Tenant agrees that it will not keep, use, or offer for sale in or upon the demised premises any article, which may be prohibited by the standard form insurance policy. Landlord acknowledges and agrees that Tenant’s existing use as of the date of this Lease does not violate the forgoing paragraph.

SECTION 46. Taxes.

Tenant agrees to pay as additional rent, in addition to the base rent, their proportionate share of all taxes (including assessments) assessed or imposed upon the demised premises during the term of this lease, renewals or extensions thereof. Tenant shall pay Landlord such taxes based on the fiscal year or years of the taxing authorities, or portions thereof during the term hereof (appropriately apportioned for any partial year at the beginning or end of the term hereof) Landlord shall submit to Tenant a copy of any tax bills authorized and prepared by the tax authorities, as well as a bill prepared by Landlord as to Tenant’s share of taxes due. Tenant shall at all times be responsible for and shall pay before delinquency Tenant’s proportionate share of all county, township, and school real estate taxes assessed against the property, as well as all municipal, county, state or federal taxes assessed against any leasehold interest or any personal property of any kind owned, installed or used by Tenant, as well as all rent, occupancy, transportation, utility, use, amusement or vending machine taxes, now or hereafter imposed. Said taxes shall be paid by Tenant to Landlord on a quarterly basis, in advance, based upon the most recent tax bill.

Landlord has historically, and shall continue to endeavor to take advantage of any early payment discount.

SECTION 47. Common Area Maintenance.

Landlord shall provide, as needed to keep the demised premises and Building operating as it is as of the date of this Lease, certain services to the common areas of the property of which the demised premises is a part as well as the common areas of the entire campus. Said services shall include, but may not be limited to, the cutting of grass, maintenance of landscaping, snow and ice removal, maintenance of sanitary sewer systems, maintenance of retention basins, general periodic clean-up, replacement of exterior lights and bulbs and / or fixtures, common area lighting, repairs to the parking area and access roads, including the main access roads.

SECTION 48. Odors and Emissions.

As the demised premises is located in a (strip shopping center / multi-tenant facility), it is imperative that odors, noise, or any other emissions and / or nuisance, which would originate from the Tenant’s operation shall not permeate beyond the walls of the demised premises. Tenant shall be responsible for controlling said odors, noise, emissions and / or nuisance, including the installation of necessary sound and odor controlling devices, as is necessary in not unreasonably disturbing the adjoining tenants. Landlord acknowledges and agrees that Tenant’s existing use as of the date of this Lease does not violate the forgoing paragraph.

SECTION 49. Common Parking Area.

Tenant shall have the non-exclusive use in common with the Landlord, other tenants, their guests and invitees, of the automobile parking areas, driveways, and footways. Landlord shall have the right to designate parking areas for the use of the building tenants and their employees, and the Tenant and their employees shall not park in parking areas not so designated specifically including driveways, fire lanes, loading / unloading areas, walkways and building entrances. Notwithstanding the foregoing, Landlord agrees that it will not designate parking for Tenant nor any other tenant at the Building in such a way as to render parking for Tenant inconvenient to the demised premises, or in any event further than 200 feet from the lease line of the demised premises. Landlord agrees that it will not materially alter any portion of the common areas so as to interfere with Tenant’s vehicular, pedestrian and truck access to the demised premises from the condition existing as of the date of this Lease. Tenant is permitted to store materials outside the demised premises in the common areas.

SECTION 50. Outside Storage.

Outside storage is not permitted without advance approval in writing from the Landlord, such approval not to be unreasonably withheld, delayed or conditioned. Long-term trailer storage on any portion of the property is not permitted. Landlord hereby pre-approves of 5,700 square feet of outdoor storage.

SECTION 51. Pest Control.

Tenant agrees that should it be required in the Tenant’s facility, or in adjacent facilities, that the Tenant shall contract with a pest exterminating contractor to exterminate as may be necessary and as may be directed by the Landlord. The sole cost and expense of this service shall be the responsibility and obligation of the Tenant, and a copy of said contract shall be delivered to Landlord annually without demand.

SECTION 52. Construction & Remodeling.

The Leased premises shall be delivered “AS IS.”

SECTION 53. “As Is” Condition

It is agreed and understood that the demised premises is being leased in “AS IS” condition, and the Tenant accepts the responsibility for any renovations, alterations, improvements and decorating that Tenant may require in the performance of Tenant’s business except to the extent specifically allocated to Landlord hereunder. Tenant agrees not to damage the demised premises or the building of which the demised premises forms a part, in the process of installing or constructing any such improvements. Further, Tenant is responsible for repairs, replacements and maintenance, as may be necessitated during the term of this Lease, with the exception of the roof and structural members of the demised premises of which Landlord is solely responsible, provided Tenant, its employees, invitees, etc. are not negligent. In this event, any such repairs, replacements or maintenance, if necessary, shall be borne exclusively by Tenant. Tenant moreover has no rights whatsoever to said roof area and shall not, in any way, cause to have any appurtenances attached thereto except as may exist as of the date of this Lease.

Any primary or underground plumbing, primary electrical work, or work beyond the demised premises area, as well as roof, exterior walls and floor penetrations, not the responsibility of Landlord hereunder must be approved in writing by the Landlord, at the sole cost and expenses of the Tenant. Should the Landlord elect to provide this service work, Landlord will be competitive and reasonable in price, materials, and quality of workmanship. All other work on the interior of the demised premises, including but not limited to any special plumbing, electrical, partitions, floor coverings and decorating, shall be the responsibility of the Tenant.

If so required by Section 12(d), the Tenant shall submit plans for all improvements to be done by the Tenant for Landlord’s approval before any work is begun, and all such work is to be done by approved contractors in a workmanship manner in both work and materials as approved by the Landlord. Landlord’s approval of any plans, specifications and / or working drawings for Tenant’s alterations or improvements shall create no responsibility or liability on the part of Landlord for their completeness, design sufficiency, or compliance with all laws, rules and regulations now in force, or which may hereafter be in force of governmental agencies or authorities.

It is agreed and understood that the Tenant agrees to release and forever discharge, indemnify and hold harmless Landlord, or its agents, from any liability arising from or resulting from the acts of the Tenant or any of Tenant’s agents, servants, workmen, sub-contractors, and / or employees at the demised premises, performing any work and/or services for or on behalf of Tenant.

SECTION 54. Additional Terms

Tenant shall have use of all office space and warehouse space (except as delineated at Exhibit A) in the Building upon commencement of the term. Tenant shall pay all utilities used on the entire premises until such time as Landlord obtains another tenant(s). If and when Landlord obtains another tenant during the term of this lease, then Landlord shall provide sixty (60) days prior written notice to Tenant for tenant to vacate all portions of the Building outside of the 16,000 +/- foot area designated as the Premises which will be demised by Landlord for Tenant’s use. Tenant shall only pay its proportionate share of taxes, insurance, and common area maintenance for the demised premises, even if Tenant is utilizing more than the demised premises as set forth herein.

If and when Landlord obtains another tenant(s), then Landlord shall pay all costs associated with separating Tenant from all other tenants in the building, said costs including the construction of demising walls and separation (or separately metering) utilities. Tenant shall pay its own moving costs for moving into the demised premises, as well as all costs associated with its telephone and computer systems and wiring. Any and all work done by Landlord in connection with demising the demised premises for Tenant as contemplated herein shall be done, causing as little interference to Tenant’s operations and business as possible. Further, all such work to be completed by Landlord shall be done in a good and workmanlike manner and in compliance with all laws

TENANT HAS CAREFULLY READ AND UNDERSTANDS ALL OF THE PROVISIONS OF THIS LEASE, INCLUDING THE PROVISIONS CONCERNING ENTRY OF AND EXECUTION ON CONFESSED JUDGMENT. IN NEGOTIATING THIS ARMS-LENGTH COMMERCIAL LEASE, TENANT HAS EITHER BEEN REPRESENTED BY COUNSEL OR HAS DELIBERATELY CHOSEN, FOR BUSINESS REASONS, NOT TO BE REPRESENTED BY COUNSEL.

IN WITNESS WHEREOF, the parties hereto have executed these presents on /April 10, 2003/ and intend to be legally bound thereby.

Witness:	LFT Realty Group (Landlord)

/s/	BY:	/s/ Stephen A. Tornetta
Stephen A. Tornetta, Treasurer

Attest:	Ceco Filters, Inc. (Tenant)

/s/	BY:	/s/ Michael J. Meyer

Exhibit “A”

Description of the Premises

Exhibit B

Landlord’s Work

Intentionally Omitted